UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2010
Date of Report (Date of earliest event reported)

IMPERIAL RESOURCES,  INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53332	83-0512922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

106 East 6th Street, Suite 900, Austin Texas	78701
(Address of principal executive offices)	(Zip Code)

 (512) 422-2493
Registrant’s telephone number, including area code

123 West Nye Lane, Suite 129, Carson City, NV 89701
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2010, the board of directors made certain changes in the directors and officer positions of the Company:

On December 10, 2010, Mr. James Payyappilly resigned as a director and from all his employment positions with Imperial Resources, Inc., including the positions of President and Chief Executive Officer, and Ms. Tessy Francis resigned as a director.   Neither Mr. Payyappilly nor Ms. Francis resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The board of directors appointed Robert Durbin, currently an officer and director of the wholly owned subsidiary of the Company, Imperial Oil & Gas, Inc., to be a director of the Company, to fill one of the existing vacancies thereon.  Additionally, Mr. Durbin was also appointed to be the President and Chief Executive Officer of the Company to replace Mr. James Payyappilly.

Mr. Durbin will not be employed pursuant to a written agreement by the Company.  He will be paid a salary of not less than $8,500 per month and provided with employee benefits for health and other typical benefits of an executive officer up to an annual dollar cost to the Company of $10,000.  This compensation is in addition to any of the compensation that Mr. Durbin is already entitled to as the operating officer of Imperial Oil & Gas Inc.  The salary and other amounts may be paid either by the Company or Imperial Oil & Gas Inc. on behalf of the Company.  Mr. Durbin will also be provided with director and officer insurance coverage, as determined by and available to the Company and will be provided an indemnification agreement, in a form to be negotiated, which will provide for the fullest protection and indemnification rights that are available under Nevada law.

Mr. Durbin has been the director and the Chief Executive Officer of the wholly owned subsidiary of the company, Imperial Oil & Gas Inc., a Delaware company, since April 2010. Mr. Durbin is an attorney who practices exclusively in the areas of oil and gas. From 2003 to the present he has acted as counsel through his firm to several oil and gas exploration and production companies and related service companies. From 2002 to 2003 he was General Counsel and Vice President of Star of Texas Energy Services, Inc.  From 1987 to 2002 that Mr. Durbin practiced primarily oil and gas law at his own firm. From 1998 to 2002 he was Adjunct Professor, at the Southwestern Professional Institute. From 1979 to 1986 he was regional manager at APL Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL RESOURCES, INC.
DATE: December 13, 2010	/s/ Robert Durbin
Name: Robert Durbin
President/Chief Executive Officer